Stock Award Plan

                              Bandag, Incorporated

                          (As amended August 24, 1999)







Approved by Shareholders on 5-4-99
Amended 8-24-99



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Contents


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Article 1. Establishment, Objectives, and Duration                            1

Article 2. Definitions                                                        1

Article 3. Administration                                                     4

Article 4. Shares Subject to the Plan and Maximum Awards                      4

Article 5. Eligibility and Participation                                      5

Article 6. Stock Options                                                      5

Article 7. Restricted Stock                                                   6

Article 8. Performance Measures                                               8

Article 9. Beneficiary Designation                                            9

Article 10. Deferrals                                                         9

Article 11. Rights of Employees/Directors                                     9

Article 12. Change in Control                                                 9

Article 13. Amendment, Modification, and Termination                         10

Article 14. Withholding                                                      10

Article 15. Indemnification                                                  11

Article 16. Successors                                                       11

Article 17. Legal Construction                                               11



Approved by Shareholders on 5-4-99
Amended 8-24-99

Bandag, Incorporated
Stock Award Plan

Article 1. Establishment, Objectives, and Duration
     1.1 Establishment of the Plan. Bandag, Incorporated, an Iowa corporation (hereinafter referred to as the "Company"), hereby establishes a compensation reward plan to be known as the "Bandag, Incorporated Stock Award Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

     Subject to approval by the Company's shareholders, the Plan shall become effective as of February 8, 1999 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Objectives of the Plan. The objectives of the Plan are to 1) create a better link between the interests of the Participants and the Company's shareholders; 2) promote teamwork and provide Participants with rewards for excellence in the Company's performance; 3) provide flexibility to the Company in its ability to compensate, attract, and retain the services of individuals who make significant contributions to the Company's success; and 4) allow Participants to further share in the success of the Company.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions
     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1 "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, or Restricted Stock.

     2.2 "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted to the Participant under this Plan.

     2.3 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.4 "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (a) A sale, exchange, transfer, or other disposition of any ownership interest in the Company which results in the "Carver Family" as defined in Section 4. (f). (iv) of the Restated Articles of Incorporation of the Company, owning, in the aggregate, directly or indirectly, less


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Amended  8-24-99                             1
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               than  51%  voting  control  of the  Company;  provided  that  the conversion of Class B Common Stock into Common Stock  pursuant to
               Section 4. (f) of Article IV of the Company's Restated Articles of Incorporation shall not be deemed t be a "sale, exchange, transfer or other disposition" for purposes of this Section 2.4;

          (b) The consummation of a transaction that results in a sale, exchange, transfer, or other disposition of all, or substantially all, of the assets of the Company; or

          (b) The consummation of a transaction that results in the merger or consolidation of the Company with or into any other corporation under circumstances where the shareholders of the Company immediately prior to such merger or consolidation, will own, directly or indirectly, after such merger or consolidation, securities representing less than 51% voting control of the corporation surviving any such merger or consolidation.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 "Committee" means any committee appointed by the Board to administer the Plan, as specified in Article 3 herein, except for any Awards to Directors which shall only be granted by the Board. Any such committee shall be comprised entirely of Directors.

     2.7 "Company" means Bandag, Incorporated, an Iowa corporation, including any and all Subsidiaries, and any successor thereto as provided in
          Article 16 herein.

     2.8 "Director" means any individual who is a member of the Board of Directors of the Company or any Subsidiary and who is not an employee of the Company or any Subsidiary.

     2.9 "Disability" shall have the meaning ascribed to such term in the Company's or Subsidiary's long-term disability plan governing a Participant, or if no such plan exists, at the discretion of the Board.

     2.10 "Effective  Date"  shall  have the  meaning  ascribed  to such term in
          Section 1.1 hereof.

     2.11 "Employee" means any employee of the Company or a Subsidiary.

     2.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.13 "Fair Market Value" of a Share shall be determined on the basis of the average of the opening and closing sale prices on the principal securities exchange or market on which the Shares are traded or, if no such sale prices are available on the relevant date, then on the last previous day on which a sale was reported. If the above methods are otherwise


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Amended  8-24-99                             2
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          inapplicable,  then  the Fair  market  Value  of the  Shares  shall be determined in good faith by the Board.

     2.14 "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code
          Section 422.

     2.15 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.16 "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.17 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.18 "Participant" means an Employee or Director who has been selected to receive an Award or who has outstanding an Award granted under the Plan.

     2.19 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.20 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

     2.21 "Restricted Stock" means an Award granted to a Participant pursuant to
          Article 7 herein.

     2.22 "Retirement" means the Participant's termination of employment (other than due to death or Disability) on or after age 60 with ten or more years of service for vesting purposes as determined under any qualified retirement plan of the Company or any Subsidiary covering the Participant.

     2.23 "Shares" means the shares of Class A common stock of the Company.

     2.24 "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

Article 3. Administration
     3.1 General. The Plan shall be administered by the Board, or (subject to the following) by any Committee appointed by the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Board may delegate


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Amended  8-24-99                             3
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to  the  Committee  any or all of  the  administration  of the  Plan;  provided, however, that the administration of the Plan with respect to Awards granted to Directors may not be so delegated. To the extent that the Board has delegated to the Committee any authority and responsibility under the Plan, all applicable references to the Board in the Plan shall be to the Committee.

     3.2 Authority of the Board. Except as limited by law or by the Restated Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Board shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Board may delegate its authority as identified herein.

     3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

Article 4. Shares Subject to the Plan and Maximum Awards
     4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be nine hundred thousand (900,000), no more than three hundred thousand (300,000) of which may be granted in the form of Restricted Shares. The Shares may be authorized, but unissued, or reacquired Shares. The Board shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. If any Shares covered by an Award are forfeited or if any Award otherwise terminates, expires or is cancelled prior to the delivery of all the Shares, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan. Unless and until the Board determines that an Award shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

          (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be ninety thousand (90,000).

          (b) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one single Participant shall be thirty thousand (30,000).

     4.2 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code


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Amended  8-24-99                             4
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Section  368) or any  partial  or  complete  liquidation  of the  Company,  such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in subsections 4.1(a) and 4.1(b), as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5. Eligibility and Participation
     5.1 Eligibility. Persons eligible to participate in this Plan shall be all Employees and Directors.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options
     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Board shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, except that, in the case of a cashless exercise as described below, payment shall be made as soon as practicable after exercise.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired shares of stock of the Company having an aggregate Fair Market Value at the time of exercise equal to the total Option Price


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Amended  8-24-99                             5
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(provided  that the shares of stock of the Company  which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

     The Board also may allow cashless exercises as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Board determines to be consistent with the Plan's purpose and applicable law.

     Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment/Directorship. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.9 Nontransferability of Options.

          (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime by only such Participant.

          (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or
     hypothecated,   other  than  by  will  or  by  the  laws  of  descent   and
     distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime by only such Participant, or the Participant's legal representative.

Article 7. Restricted Stock
     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Board shall determine.


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Amended  8-24-99                             6
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     7.2  Restricted  Stock  Agreement.  Each  Restricted  Stock  grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

     7.3 Transferability. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Board and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Board in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime to only such Participant.

     7.4 Other Restrictions. Subject to Article 9 herein, the Board shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, etc.), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

     The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     7.5 Voting Rights. To the extent applicable, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

     7.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be entitled to receive regular cash dividends paid with respect to the underlying Shares while they are so held. The Board may apply any restrictions to the dividends that the Board deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares is designed to comply with the requirements of the Performance-Based Exception, the Board may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     The Board may also approve payments by the Company to Participants in cash or its equivalent, amounts of which the Board deems appropriate to be sufficient remuneration for all or a portion of the resulting income tax consequences to the Participant of the Restricted Shares. The conditions under which such payments, if any, shall be made shall be set forth in the Participant's Award Agreement.


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Amended  8-24-99                             7

     7.7 Termination of Employment/Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception shall occur at the time they otherwise would have, but for the termination.

Article 8. Performance Measures
     Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 8, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

     (a)  Earnings per share;

     (b)  Net income (before or after taxes);

     (c) Return measures (including, but not limited to, return on assets, equity, or sales);

     (d) Cash flow return on investments which equals net cash flows divided by owners equity;

     (e)  Earnings before or after taxes;

     (f)  Gross revenues;

     (g) Share price (including, but no limited to, growth measures and total shareholder return); and

     (h) Economic profit (generally defined as, but not limited to, after-tax operating profit less the cost of capital).

     The Board shall have the discretion to adjust the amount of the Award depending upon the degree of attainment of the preestablished performance goals; provided, however, that no discretion may be exercised with respect to Awards which are designed to qualify for the Performance-Based Exception (other than discretion by the Board to decrease the amount of the Award otherwise payable upon attainment of the preestablished performance goals).

     In the event that applicable tax laws change to permit Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Board determines that it is advisable to grant Awards which shall not qualify for the


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Amended  8-24-99                             8
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Performance-Based  Exception,  the Board may make such grants without satisfying the requirements of Code Section 162(m).

Article 9. Beneficiary Designation
     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 10. Deferrals
     The Board may permit or require a Participant to defer such Participant's receipt of the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 11. Rights of Employees/Directors
     11.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     11.2 Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 12. Change in Control
     12.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

          (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

          (b) Any restriction periods and restrictions imposed on Restricted Stock which are not performance-based shall lapse;

     12.2 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 12.3 hereof) or any Award Agreement provision, the provisions of this Article 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board may terminate, amend, or modify this Article 12 at any time and from time to time prior to the date of a Change in Control.


Approved by Shareholders on 5-4-99
Amended  8-24-99                             9

     12.3 Pooling of Interests Accounting. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may take any action necessary to preserve the use of pooling of interests accounting, including, but not limited to, unilateral amendment of existing Award Agreements.

Article 13. Amendment, Modification, and Termination
     13.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

     13.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Board determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

     13.3 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 12.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     13.4 Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board may, subject to this Article 13, make any adjustments it deems appropriate.

Article 14. Withholding
     14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     14.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing,


Approved by Shareholders on 5-4-99
Amended  8-24-99                             10
signed by the Participant, and shall be subject to any restrictions or limitations that the Board, in its sole discretion, deems appropriate.

Article 15. Indemnification
     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 16. Successors
     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

Article 17. Legal Construction
     17.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     17.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      17.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      17.4 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Iowa.



Approved by Shareholders on 5-4-99
Amended  8-24-99                             11